                                                                  EXHIBIT 23.3

                       [BREIMAYER LAW OFFICE LETTERHEAD]

January 9, 1997



George B. Wallace, CEO
Micro Therapeutics, Inc.
1062-F Calle Negocio
San Clemente, CA 92673

        RE:  Consent of Breimayer Law Office

Dear George:

        We consent to the inclusion in the Micro Therapeutics, Inc. Registration Statement on Form SB-2, and any amendments thereto, of our name and of the statements with respect to us, as appearing under the heading, "Experts".

                                        Very truly yours,


                                        /s/ JOSEPH F. BREIMAYER
                                        ------------------------------
                                        Joseph F. Breimayer